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                  Addendum to Purchase and Assumption Agreement
        Between Colonial Trust Company and Dubuque Bank and Trust Company
                        and Heartland Financial USA, Inc.
                              Dated March 26, 2004



     This Addendum to Purchase and Assumption Agreement ("Addendum") is entered into as of the date hereinafter provided by and among Colonial Trust Company ("Colonial"), Dubuque Bank and Trust Company, ("DB&T"), Heartland Financial USA, Inc. ("Heartland"), and Arizona Bank & Trust Company ("AB&T").

                                    RECITALS:

A. Colonial, DB&T and Heartland entered into a Purchase and Assumption Agreement dated March 26, 2004 (the "Agreement") in regard to the purchase and assumption by DB&T from Colonial of Colonial's Wealth Management Group.

B. Pursuant to Section 2.1 of the Agreement, at the Closing under the Agreement, Colonial will transfer to DB&T all of the Fiduciary Accounts and Agency Accounts.

C. Pursuant to Section 6.10 of the Agreement, Colonial has agreed to use its Best Efforts to cause DB&T to succeed Colonial as the applicable fiduciary on all of the Fiduciary Accounts and Agency Accounts.

D. Pursuant to Section 10.4(f) of the Agreement, at the Closing under the Agreement, Colonial will provide to DB&T an opinion of Colonial's counsel which provides, among other things, that ". . . . immediately after closing
     DB&T will be the duly authorized and lawfully acting successor fiduciary under each of the Fiduciary Accounts and the Agency Accounts . . ." transferred to DB&T at closing.

E. It is anticipated that there will be a number of Fiduciary Accounts and Agency Accounts for which the documents necessary to the transfer and assumption of the accounts to DB&T will not be completed by the Closing Date. It is the desire of the parties to enter into an agreement for the handling of those accounts for which the transfer of the accounts are not completed as of the Closing Date.

F. DB&T has requested that the Fiduciary Accounts and Agency Accounts be transferred to AB&T, an Arizona bank and trust company, its affiliate.




                                   AGREEMENT:

1. Notwithstanding anything herein to the contrary or in the Agreement to the contrary, the Fiduciary Accounts and Agency Accounts, together with the Personal Trust Assets, shall be transferred to and assumed by AB&T. AB&T agrees to accept and assume such Accounts and to be bound by the terms and conditions of the Account agreements; provided, AB&T does not otherwise assume any other liability under the Agreement nor is it taking the place of DB&T under the Agreement.

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2.   AB&T hereby makes the following representations and warranties:

            a. Organization. AB&T is an Arizona banking association with trust powers, validly existing in such capacity and in good standing under the laws of the State of Arizona, and it has the requisite corporate power and authority to execute, deliver and perform this Agreement, subject to the receipt of all required regulatory approvals.

            b. Authorization. The execution, delivery and performance of this Addendum and the consummation of the Contemplated Transactions by AB&T have been duly and validly authorized and approved by all requisite corporate action and such authorization is reflected in the minutes of the meetings of the board of directors of AB&T. AB&T shall continuously maintain for a reasonable period of time all components of the Agreement as official records of AB&T or any successor thereto. This Addendum is a valid and binding obligation of AB&T, enforceable in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court (or, if applicable, the administrative agency) before which any Proceedings therefore may be brought.

            c. No Conflicts. AB&T hereby represents that the execution and delivery of this Addendum by AB&T and the consummation by AB&T of the Contemplated Transactions will not: (a) conflict with any of the provisions of the charter, bylaws or other governing instruments of AB&T; or (b) conflict with, violate or result in a breach of any Legal Requirement, Order or Contract applicable to AB&T, or to which it is a party or pursuant to which any of its properties is bound.

            d. Litigation and Related Matters. There are no Proceedings pending, or, to the Knowledge of AB&T, Threatened against AB&T that might impair the consummation of the Contemplated Transactions. AB&T is not aware of any facts that would reasonably afford a basis for any such Proceeding.

            e. Consents. Other than the approval of the shareholders of Colonial as described in Sections 8.3 and 9.3 of the Agreement, the FDIC, the Iowa Superintendent of Banking and the Arizona State Banking Department, and subject to the expiration of any applicable waiting periods, no consent, approval or authorization of any Regulatory Authority is required for the execution, delivery and performance by AB&T of this Addendum and the consummation by it of the Contemplated Transactions.

            f. Compliance with Legal Requirements and Orders. AB&T has no notice of any violation of, and is in compliance with, all applicable Legal Requirements material to the conduct of its business and every Order to which it is subject, a violation of which would adversely affect AB&T's ability to perform its obligations under this Addendum and the Agreement.

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            g. Information for Regulatory  Approvals.  The information furnished or to be furnished by AB&T in any regulatory application or amendment thereto filed by AB&T pursuant to Section 7.1 of the Agreement will be true and complete in all material respects as of the date so furnished.

            h. No Broker's or Finder's Fees. No agent, broker, investment banker, or other Person acting on behalf of or under authority of AB&T or any of its Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Contemplated Transactions.

3. Assuming that the transactions contemplated by the Agreement do close, but that transfer to AB&T of one or more of the Fiduciary Accounts or Agency Accounts are not completed by the Closing Date (the "Incomplete Accounts"), then it is agreed as follows:

            a. AB&T shall assume the administrative functions as to all of the Incomplete Accounts as of the Closing Date and Colonial shall delegate to AB&T to the extent permitted by applicable law all fiduciary functions as to Incomplete Accounts. To the extent that applicable law or applicable regulatory authority requires Colonial to retain certain fiduciary functions, Colonial and AB&T shall thereupon reasonable agree upon the functions that will be retained by Colonial. Failing an agreement, Colonial will set forth those fiduciary functions that are being retained by written instrument provided to AB&T on the Closing Date. Colonial shall deliver to AB&T and AB&T shall assume any and all documents, files, instruments and other items relative to the Incomplete Accounts.

            b. Upon the completion of all documents necessary to the transfer and assumption of an Incomplete Account, then such Incomplete
            Account shall be transferred by Colonial to AB&T and AB&T shall automatically assume without further action on AB&T's part all of the responsibilities relative to the Account, including the position as the fiduciary on the applicable Account.

            c. All applicable fees on an Incomplete Account for the period beginning on the Closing Date and continuing thereafter shall be paid to DB&T.

            d. DB&T shall pay to Colonial on the last day of each month the purchase price applicable to any and all Incomplete Accounts which are completed and transferred by Colonial to AB&T during such month. Colonial will only be paid for such accounts that are actually transferred to and assumed by AB&T. The applicable purchase price for an account shall be determined consistent with Section 2.8(a) of the Agreement as follows:

                (1) 1.88 times the amount of the annual recurring fees during the last twelve (12) months ending on the last day of the month immediately preceding the month in which the transfer of the applicable account is consummated as to all Fiduciary Accounts or Agency Accounts in existence on January 20, 2004; and

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                (2) 1.00 times the amount of the estimated annual recurring fees that are attributable to all Fiduciary Accounts or Agency Accounts that come into existence after January 20, 2004.

            The annual recurring fees on accounts applicable to Section 2(d)(1) that have been in existence for less than 12 months shall be determined as provided for in the Agreement.

            e. In the event that an Incomplete Account is closed or transferred to a third party, then Colonial and AB&T shall cooperate to accomplish any necessary closing or transfer of such account.

            f. DB&T and AB&T shall be responsible for all fiduciary functions as to the Incomplete Accounts on and after the date such Accounts are assigned and transferred to AB&T (as to each Incomplete Account, the "Assignment Date").

            g. DB&T agrees to indemnify, save, defend and hold harmless Colonial and its directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, the
            "Colonial Insiders") from and against, and shall reimburse the Colonial Insiders with respect to, any and all Losses, imposed on, incurred by or asserted against the Colonial Insiders (or any of them) in any way relating to or arising from or out of the operation or administration by AB&T of an Incomplete Account after the Closing Date, other than any liabilities arising out of the failure or alleged failure of the Colonial Insiders to fulfill their fiduciary duties as to an Incomplete Account prior to the Assignment Date of such Incomplete Account.

            h. Colonial agrees to indemnify, save, defend and hold harmless DB&T and AB&T and their respective directors, shareholders and representatives and their respective heirs, successors and assigns (collectively, including DB&T and AB&T, the "Heartland Insiders") from and against, and shall reimburse the Heartland Insiders with respect to, any and all Losses, imposed on, incurred by or asserted against the Heartland Insiders (or any of them) in any way relating to or arising from the failure or alleged failure of the Colonial Insiders to fulfill their fiduciary duties as to an Incomplete Account prior to the Assignment Date of such Incomplete Account.

            i. AB&T agrees to perform its functions as to the Incomplete Accounts with the same degree of care as it utilizes in providing those services on its own accounts.

            j. In the event that all of the Incomplete Accounts are not transferred and assigned to AB&T by a date that is 120 days after the Closing Date of the Agreement, then Colonial may, at anytime after such 120 days and at its sole option, terminate this Addendum relative to any or all of the remaining Incomplete Accounts and either enter into administrative /agency agreements with another company, transfer and assign the applicable accounts to another trustee or resign as trustee of the applicable accounts, all in Colonial's sole discretion.

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4.       Colonial  agrees that it will continue after the Closing Date to pursue with due diligence the transfer to AB&T of the Incomplete Accounts.

5. Colonial, DB&T and AB&T further agree to continue to use their Best Efforts to preserve the fiduciary relationships with customers relative to the Incomplete Accounts. Neither Colonial, DB&T or AB&T will enter into any agreement relative to an Incomplete Account that will materially change or modify the fiduciary relationship, the fee arrangement or otherwise without the consent of the other parties.

6. Nothing contained herein shall release or modify in any way the obligations of DB&T and/or Heartland as contained in the Agreement.

7. All defined terms contained is this Addendum shall have the same meanings as provided in the Agreement.

8. This Addendum conforms to the requirements of Section 14.3 of the Agreement in order to accomplish a modification of the Agreement binding on the parties thereto.


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         Dated this 26th day of April, 2004.


         Colonial Trust Company                 Heartland Financial USA, Inc.


         By /s/John K. Johnson__________        By /s/ Paul Peckosh_____________
             John K. Johnson, President                Paul Peckosh, Senior VP





         Dubuque Bank & Trust Company           Arizona Bank & Trust Company


         By /s/ Paul Peckosh______________      By /s/ William F. Frank
             Paul Peckosh, Executive VP                William F. Frank,
                                                       President and Chief
                                                       Executive Officer